Exhibit 99.1

TEL 713.627.7474 FAX 713.626.3650 5151 San Felipe, Suite 800 Houston, Texas 77056

FOR IMMEDIATE RELEASE

TPC Group Inc. Receives Revised Non-Binding Expression of Interest from Innospec Inc.

TPC Group Resumes Discussions with Innospec

Houston, TX, November 15, 2012 – TPC Group Inc. (Nasdaq: TPCG), a leading fee-based processor and service provider of value-added products derived from niche petrochemical raw materials, today announced that it has received a revised non-binding expression of interest to be acquired by Innospec Inc. (Nasdaq: IOSP) (“Innospec”). In its letter, Innospec stated that its board of directors has authorized it to increase its proposed price to $47.50 per share in cash. Its prior expression of interest indicated a proposed price range of $44.00 to $46.00 per share.

Innospec’s expression of interest remains subject to certain conditions, including, among others, securing requisite debt and equity financing, completion of due diligence, receipt of internal approvals and negotiation and execution of a definitive agreement. Equity financing for the proposed acquisition is expected to be provided by Blackstone Capital Partners VI, L.P., a fund managed by The Blackstone Group L.P. on behalf of its private equity investors.

The TPC Group Board of Directors has determined in good faith, after consultation with its independent legal and financial advisors, that Innospec’s revised expression of interest would reasonably be expected to lead to a superior proposal, as that term is defined in the merger agreement between TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners. Accordingly, TPC Group’s Board of Directors has authorized renewed discussions and negotiations with Innospec and has authorized allowing Innospec and its financing partners and representatives to resume their due diligence review.

Innospec’s letter said it still expects to be able to submit a definitive proposal to the Board within the six-week time period indicated in its October 21 letter to the Board, and in any event prior to the date of TPC Group’s special meeting of stockholders on December 5, 2012. The letter reaffirmed that Innospec’s potential transaction would not require a vote of Innospec’s stockholders. Consummation of any such transaction would be subject to regulatory approvals and other conditions. Innospec said it remained confident in its ability to obtain committed financing for a potential transaction at its revised price. Innospec also said that it needs further due diligence information to complete its analysis before submitting a definitive proposal.

It is not anticipated that any further developments will be disclosed with regard to these discussions unless and until the TPC Group Board makes a decision with respect to any definitive acquisition proposal that Innospec may submit. There are no guarantees that these negotiations will result in a definitive proposal from Innospec or that TPC Group’s Board will determine that any such definitive proposal is a superior proposal.

As previously announced, TPC Group has entered into a merger agreement with investment funds sponsored by First Reserve Corporation and SK Capital Partners. On November 7, 2012, the merger agreement was amended to, among other things, increase the consideration payable to TPC Group stockholders from $40.00 per share to $45.00 per share in cash. TPC Group has scheduled a special meeting of stockholders for the purpose of voting on the adoption of the merger agreement on December 5, 2012 at 9:00 a.m. Central time. TPC Group’s stockholders of record as of the close of business on November 1, 2012 are entitled to vote at the special meeting. At this time, the TPC Group Board of Directors has not changed its recommendation with respect to, and continues to recommend that TPC stockholders vote in favor of adopting and approving, the merger agreement (as amended) entered into with investment funds sponsored by First Reserve Corporation and SK Capital Partners and the transactions contemplated thereby.

Perella Weinberg Partners LP is serving as financial advisor to TPC Group, and Baker Botts L.L.P. is serving as legal counsel. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the special committee of the TPC Group’s Board of Directors.

About TPC Group

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials, such as C4 hydrocarbons, and provider of critical infrastructure and logistics services along the Gulf Coast region. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s website at http://www.tpcgrp.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger between TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners. In connection with the proposed merger, TPC Group has filed a definitive proxy statement and a supplement to the definitive proxy statement with the SEC on November 5, 2012 and November 13, 2012, respectively. Investors and security holders of TPC Group are urged to carefully read the definitive proxy statement and the supplement because they contain important information about the transaction.

The definitive proxy statement and the supplement were mailed to TPC Group’s stockholders seeking their approval of the proposed merger on or about November 5, 2012 and November 14, 2012, respectively. Investors and security holders may obtain a free copy of the definitive proxy statement, the supplement and other documents filed by TPC Group with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by TPC Group will be available on TPC Group’s website at www.tpcgrp.com under the “Investors” tab, by directing a request to TPC Group, Attention: Investor Relations, 5151 San Felipe, Suite 800, Houston, Texas 77056, or by calling (713) 627-7474. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

TPC Group and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement and the supplement. Information concerning beneficial ownership of TPC Group stock by its directors and certain executive officers is included in its proxy statement relating to its 2012 annual meeting of stockholders filed with the SEC on April 26, 2012 and subsequent statements of changes in beneficial ownership on file with the SEC.

Forward-Looking Statements

This communication contains forward-looking statements, which are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement (as amended) among TPC Group and investment funds sponsored by First Reserve Corporation and SK Capital Partners; (2) the outcome of any legal proceedings that may be instituted against TPC Group and others following announcement of the merger agreement; (3) the inability to complete the proposed merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of TPC Group’s stockholders, antitrust clearances and other closing conditions; (4) risks that the proposed merger disrupts current plans and operations of TPC Group; (5) potential difficulties in employee retention as a result of the proposed merger; (6) the ability to recognize the benefits of the proposed merger; (7) legislative, regulatory and economic developments; and (8) other factors described in TPC Group’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond the ability of TPC Group to control or predict. TPC Group can give no assurance that the conditions to the merger will be satisfied. Except as required by law, TPC Group undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. TPC Group is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

For TPC Group

Investor Relations

Contact: Miguel Desdin

Email: miguel.desdin@tpcgrp.com

Phone: 713-627-7474

-or-

Contact: Scott Winter / Larry Miller

Innisfree M&A Incorporated

Phone: (212) 750-5833

Media Inquiries

Contact: Meaghan Repko / James Golden

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

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